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                                                                    EXHIBIT 10.1

                               FIFTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT


         THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Amendment"), dated as of March 29, 1999, is entered into between FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"), and Oakhurst Company, Inc., a Delaware corporation ("Oakhurst"), Steel City Products, Inc., a Delaware corporation ("SCPI"), Dowling's Fleet Service Co., Inc., a New York corporation ("DFS"), Oakhurst Management Corporation, a Texas corporation ("OMC"), Oakhurst Holdings, Inc., a Delaware corporation ("OH"), and G & O Sales Company, a Pennsylvania corporation ("G&O"), jointly and severally (individually, a "Borrower" and collectively "Borrowers").

                                    RECITALS

         A. Borrowers and FINOVA have previously entered into that certain Loan and Security Agreement dated as of March 28, 1996, as amended by that certain First Amendment to Loan and Security Agreement dated as of June, 1996, that certain Second Amendment to Loan and Security Agreement effective as of June 1, 1997, that certain Third Amendment to Loan and Security Agreement effective as of October 31, 1997 and that certain Fourth Amendment to Loan and Security Agreement effective as of December 29, 1998 (collectively, the "Loan Agreement"), pursuant to which FINOVA has made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

         B. Borrowers have requested that FINOVA renew the term of the Loan Agreement for a period of one year after the expiration of the current Renewal Term (said new Renewal Term to expire on March 28, 2000) and in connection with such renewal, FINOVA and Borrowers wish to (i) increase the advance rate with respect to the Eligible Inventory of SCPI, (ii) increase the interest rate with respect to the outstanding Obligations, (iii) amend the negative covenant relating to Capital Expenditures and (iv) add a financial covenant relating to Borrowers' EBITDA.

         C. FINOVA is willing to give such consent and further renew and amend the Loan Agreement under the terms and conditions set forth in this Amendment. Each Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of FINOVA's rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:



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         1. Renewal Term of Loan Agreement. FINOVA and each Borrower hereby confirm and agree that the term of the Loan Agreement shall be renewed for a period of one (1) year after the expiration of the current Renewal Term. The new Renewal Term shall expire March 28, 2000.

         2. Amendments to the Loan Agreement. FINOVA and each Borrower hereby agree that the following amendments to the Loan Agreement shall become effective upon the satisfaction of the conditions set forth in paragraph 3 below:

                  (a) Amendment to Section 1.1 (Total Facility). Section 1.1 of the Schedule to Loan Agreement is hereby amended and restated to read in its entirety as follows:

                  "The Total Facility for Revolving Loans is Seven Million Dollars ($7,000,000)."

                  (b) Amendments to Section 1.2 (Loans).

                           (i) Clause (ii) of Section 1.2(A)(b) of the Schedule
                  to Loan Agreement is hereby amended and restated to read in its entirety as follows:

                           "(ii) the aggregate Inventory Loans to Borrowers in
                  an amount equal to the sum of: (x) fifty-five percent (55%) of the value of Eligible Inventory of SCPI; plus (y) forty-five percent (45%) of the value of Eligible Inventory of DFS, with value, in each instance, calculated at the lower of cost or market determined on a first-in, first-out basis, but not to exceed with respect to each Borrower, the amounts set forth below:

                                                 Maximum Advance
                       Borrower                  Against Eligible Inventory
                       --------                  --------------------------
                       Oakhurst                           $         0
                       SCPI                               $ 2,750,000
                       DFS                                $ 1,750,000
                       OMC                                $         0
                       OH                                 $         0
                       G&O                                $         0"

                  provided, however, that FINOVA shall also advance Inventory Loans to the Borrowers, subject to the foregoing subline limits, in an amount equal to twenty-five percent (25%) of the value of that portion of each Borrower's Inventory, which would otherwise be deemed ineligible because such Inventory had been held by a Borrower in excess of 180 days and therefore considered slow moving, consisting of out-of-season Inventory purchased under special purchase arrangements and held in anticipation of being sold at the next seasonal market; provided further, however, that





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                  (x) the aggregate outstanding principal amount of Inventory
                  Loans to the Borrowers shall not exceed at any time Four Million Five Hundred Thousand Dollars ($4,500,000), (y) the aggregate outstanding amount of Revolving Loans advanced to SCPI against its Eligible Receivables and Eligible Inventory shall not exceed at any time Four Million Two Hundred Fifty Thousand Dollars ($4,250,000) and (z) the aggregate outstanding amount of Revolving Loans advanced to DFS against its Eligible Receivables and Eligible Inventory shall not exceed at any time Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000); and provided, further, however, that FINOVA may, in its discretion, from time to time, reduce the applicable advance rate with respect to the Eligible Inventory of any Borrower to the extent that FINOVA determines that the appraised value of Eligible Inventory, or any category thereof, has decreased in any material respect as reported in the updated appraisals delivered to FINOVA pursuant to Section
                  6.5 hereof."

                           (ii) Subsection (B) of Section 1.2 of the Schedule to
                  the Loan Agreement (entitled "Fixed Asset Loan") is hereby deleted in its entirety.

                  (c) Amendment to Section 3.1 (Interest and Fees). The first sentence of the paragraph under the heading "Interest" set forth in
         Section 3.1 of the Schedule to the Loan Agreement (entitled "INTEREST AND FEES") is hereby amended and restated to read in its entirety as follows:

                  "The Borrowers shall pay FINOVA interest on the daily outstanding balance of the Borrowers' loan account at a per annum rate of two (2) percentage points in excess of the rate of interest announced publicly by Citibank, N.A., from time to time as its base rate (or any successor thereto), which may not be such institution's lowest rate (the `Base Rate')."

                  (d) Amendment to Section 6 (Collateral Reporting; Inventory). The following is hereby added to Section 6 of the Loan Agreement as
         Section 6.5:

                   "6.5 Inventory Appraisals. Borrowers shall, at its expense, no less than once in any six (6) month period, but at any time or times as FINOVA may request upon the occurrence of an Event of Default, deliver or cause to be delivered to FINOVA, at FINOVA's sole discretion, either verbal reports of desktop appraisals or written reports of full appraisals as to the Inventory, in form, scope and methodology acceptable to FINOVA by an appraiser acceptable to FINOVA, addressed to FINOVA and upon which FINOVA is expressly permitted to rely (with the understanding that FINOVA may reduce the advance rates of Eligible Inventory based on the results of such appraisals as set forth in Section 1.2(A) of the Schedule)."



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                  (e) Amendments to Section 13.14 (Financial Covenants).

                           (i) The paragraph under the heading "Tangible Net
                  Worth" as set forth in Section 13.14 of the Schedule to the Loan Agreement (entitled "FINANCIAL COVENANTS") is hereby amended and restated to read in its entirety as follows:

                           "Tangible Net Worth: Each of the Borrowers listed
                                                below shall maintain at all
                                                times a Tangible Net Worth of
                                                not less than the amounts set
                                                forth opposite their names
                                                below:

                         Borrower                  Tangible Net Worth
                         --------                  ------------------
                           SCPI                        $3,500,000
                           DFS                         $2,000,000


                           (ii) The following paragraph is hereby added to the
                  end of Section 13.14 of the Schedule to the Loan Agreement (entitled "FINANCIAL COVENANTS"):

                           "EBITDA: As of the end of each fiscal quarter ending
                                    during the periods set forth below,
                                    Borrowers shall have consolidated EBITDA
                                    (net of EBITDA of any Affiliate of a
                                    Borrower not a `Borrower' hereunder) of not less than the applicable amount indicated below, measured on a trailing twelve (12) month basis ending as of the measuring date:

                           Quarter Ending                          Amount
                           --------------                        ----------
                           May 1999                              $ 200,000
                           August 1999 through                   $ 500,000
                           November 1999
                           February 2000 and thereafter          $ 700,000"

                  (f) Amendment to Section 14 (Negative Covenants). The paragraph under the heading "Capital Expenditures" set forth in Section 14 of the Schedule to Loan and Security (entitled "NEGATIVE COVENANTS") is hereby amended and restated to read in its entirety as follows:

         "Capital Expenditures: The Borrowers shall not make or incur any Capital Expenditure, that is not financed, if after giving effect thereto, the aggregate amount of all unfinanced Capital Expenditures actually made by Borrowers in any fiscal year would exceed Two Hundred Thousand Dollars ($200,000)."





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                  (g) Amendment to Section 18.1 (Defined Terms). The following definition is hereby added to Section 18.1 of the Loan Agreement (entitled "Defined Terms") in its proper alphabetical order:

                  "`EBITDA' for any fiscal period of a Borrower, means the net income of such Borrower for such fiscal period, plus interest expense, depreciation and amortization and provision for income taxes for such fiscal period, and excluding non-recurring miscellaneous income and expenses, all calculated in accordance with GAAP."

         3. Effectiveness of this Amendment. The effectiveness of this Amendment and the consents provided herein and before FINOVA is required to extend any credit to Borrowers as provided for by this Amendment is subject to the fulfillment, of each of the following conditions:

                  (a) Amendment. FINOVA shall have received this Amendment, fully executed in a sufficient number of counterparts for distribution to FINOVA and Borrowers.

                  (b) Authorizations. FINOVA shall have received evidence that the execution, delivery and performance by each Borrower and each guarantor or subordinating creditor of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

                  (c) Representations and Warranties. The Representations and Warranties set forth in the Loan Agreement must be true and correct.

                  (d) Payment of Amendment and Renewal Fees. Borrowers shall have paid to FINOVA an amendment fee equal to Forty Thousand Dollars ($40,000) in consideration of the amendments provided herein and a renewal fee equal to Thirty Five Thousand Dollars ($35,000) in consideration of the renewal of the term of the Loan Agreement, which fees shall be fully earned and payable as of the date hereof.

                  (e) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to FINOVA.

         4. Fees and Expenses. Each Borrower hereby confirms that pursuant to
Section 13.1 of the Loan Agreement, Borrowers shall reimburse FINOVA for all costs, fees and expenses incurred by FINOVA in connection with the negotiation, preparation, execution, delivery, administration and enforcement of this Amendment, including, but not limited to, attorneys' fees.

         5. Representations and Warranties. The Borrowers, jointly and severally, represent and warrant as follows:

                  (a) Authority. Each Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and





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         under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by each Borrower of this Amendment, and the performance by each Borrower of each Loan Document (as amended or modified hereby) to which it is a party have been duly approved by all necessary corporate action of such Borrower and no other corporate proceedings on the part of such Borrower are necessary to consummate such transactions.

                  (b) Enforceability. This Amendment has been duly executed and delivered by each Borrower. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of each Borrower hereto or thereto, enforceable against such Borrower in accordance with its terms, and is in full force and effect.

                  (c) Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

                  (d) No Default. No event has occurred and is continuing that constitutes an Event of Default.

         6. CHOICE OF LAW. THIS AMENDMENT SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAWS RULES) OF THE STATE OF ARIZONA GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. EACH BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF MARICOPA, THE STATE OF ARIZONA OR, AT THE SOLE OPTION OF FINOVA, IN ANY OTHER COURT IN WHICH FINOVA SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH BORROWER WAIVES ANY OBJECTION OF FORUM NON CONVENIENS AND VENUE. EACH BORROWER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THEM, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE IN THE MANNER SET FORTH IN SECTION 19.13 OF THE LOAN AGREEMENT FOR THE GIVING OF NOTICE. EACH BORROWERS FURTHER WAIVES ANY RIGHT THEY MAY OTHERWISE HAVE TO COLLATERALLY ATTACK ANY JUDGMENT ENTERED AGAINST THEM.

         7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment or by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

         8. Due Execution. The execution, delivery and performance of this Amendment are within the power of each Borrower, have been duly authorized by all necessary corporate action,




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have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Borrower.

         9. Reference to and Effect on the Loan Documents.

                  (a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

                  (b) Except as specifically amended above, the Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of each Borrower to FINOVA.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any FINOVA or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                  (d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions in the Loan Documents are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

         10. Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

         11. Estoppel. To induce FINOVA to enter into this Amendment and to continue to make advances to Borrowers under the Loan Agreement, each Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Event of Default and no right of offset, defense, counterclaim or objection in favor of any Borrower as against FINOVA with respect to the Obligations.



                     [THIS SPACE INTENTIONALLY LEFT BLANK.]



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         IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.



                                   FINOVA CAPITAL CORPORATION



                                   By:   /s/ Frank Monzo
                                      -----------------------------------
                                   Name: Frank Monzo
                                   Title: Assistant Vice President



                                   OAKHURST COMPANY, INC.



                                   By: /s/ Maarten D. Hemsley
                                      -----------------------------------
                                   Name:  Maarten D. Hemsley
                                   Title: President



                                   STEEL CITY PRODUCTS, INC.



                                   By: /s/ Maarten D. Hemsley
                                      -----------------------------------
                                   Name:  Maarten D. Hemsley
                                   Title: Chief Financial Officer



                                   DOWLING'S FLEET SERVICE CO.



                                   By: /s/ Maarten D. Hemsley
                                      -----------------------------------
                                   Name:  Maarten D. Hemsley
                                   Title: Chief Financial Officer





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                                   OAKHURST MANAGEMENT CORPORATION



                                   By: /s/ Maarten D. Hemsley
                                      -----------------------------------
                                   Name:  Maarten D. Hemsley
                                   Title: President



                                   OAKHURST HOLDINGS, INC.



                                   By: /s/ Maarten D. Hemsley
                                      -----------------------------------
                                   Name:  Maarten D. Hemsley
                                   Title:



                                   G & O SALES COMPANY



                                   By: /s/ Maarten D. Hemsley
                                      -----------------------------------
                                   Name:  Maarten D. Hemsley
                                   Title:


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